Exhibit 10.10.4

CURRENT NOTE

$35,000,000.00	December 22, 2000

FOR VALUE RECEIVED, the undersigned, COMMUNITY FIRST BANKSHARES, INC., a Delaware corporation with offices in Fargo, North Dakota, promises to pay on April 30, 2001 to the order of Wells Fargo Bank Minnesota, National Association (the “Bank”) at the Bank’s principal office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of THIRTY FIVE MILLION AND 00/100 DOLLARS ($35,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder as shown by the Bank’s liability record on the dates payments are due hereunder, together with interest on the unpaid balance hereof from the date hereof until this Note is fully paid at annual rates determined in accordance with the provisions of the Credit Agreement defined below.  Interest on this Note shall be calculated on the basis of actual number of days elapsed (i) in a 365-day year in the case of the Base Rate Borrowings and Federal Funds Borrowings (as defined in the Credit Agreement), and (ii) in a 360-day year in the case of Eurodollar Borrowings (as defined in the Credit Agreement).

This Note constitutes a Current Note issued pursuant to the provisions of that certain Amended and Restated Credit Agreement of even date herewith (the “Credit Agreement”) made between the undersigned, the Bank, and Wells Fargo Bank Minnesota, National Association (as lender and as agent).  Reference is hereby made to the Credit Agreement for statements of the terms pursuant to which accrued interest on this Note is payable.  Reference is also hereby made to the Credit Agreement for statements of the terms pursuant to which the indebtedness evidenced hereby was created, may be prepaid voluntarily, may be reborrowed and may be accelerated.

Unless prohibited by law, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses, incurred by the holder hereof in the event this Note is not duly paid.  The holder hereof may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability in connection with this Note.  Presentment or other demand for payment, notice of dishonor and protest are hereby waived by the undersigned and each endorser or guarantor.  This Note shall be governed by the substantive laws of the State of Minnesota.

COMMUNITY FIRST BANKSHARES, INC.

By: /s/ Mark A. Anderson
Mark A. Anderson,
President and Chief Executive Officer

By: /s/Thomas R. Anderson
Thomas R. Anderson,
Treasurer